Exhibit 99(a)(5)(xi)

kpn WORK IN PROGRESS Project Celtic Performance considerations The Hague, 9 April 2009 Strictly private & confidential Q1 2008 JX 195 1 Highly Confidential KPN00082432

Mergers & Acquisitions WORK IN PROGRESS kpn Introduction In October 2008, three strategic scenarios for Celtic were presented and discussed in the Board of Management. The scenarios were: Buy remaining stake (“public-to-private” transaction) Sell current KPN stake Maintain “status quo” (maintain structure and improve operations) Board of Management (October 2008) mandated: investigate possible replacement of Celtic management without pursuing the process of acquiring the remaining stake get business “back on track” In this presentation, we will review developments since October and strategic fit with KPN, and examine preliminary value creation potential Objective is to determine if we should “hold on” to the business Q1 2008 2 Highly Confidential KPN00082433

Mergers & Acquisitions WORK IN PROGRESS kpn Developments since October 2008 Management from October 2008 still in place CFO replacement not pursued COO appointment status: final steps in progress FY 2008 operational and financial performance was mixed (1) Year-over-year traffic volume decreased slightly by 1 3% Year-over-year revenue decreased by 5% Year-over-year EBITDA decreased by 19% In December 2008, an impairment was made on Celtic KPN recognized an impairment charge of $89 mn (approx. € 67 mn), which represents the 56% KPN share of the total impairment charge of $159 mn Additional Q1 09 impairment estimated to be $14 mn (56% share of $ 25 mn) Since October 2008, the share price of Celtic has lost more than half its value Share price of $0.83 as of 2 Apr 2009 (total equity value of S59 mn) Analyst target price development (Jefferies): Share price $4.00 April 2008 $2.00 October 2008 $125 February 2009 Jefferies dropped analyst coverage of Celtic in February 2009, there are currently no analysts covering company 1. Based on Jefferies & Company research report deed 27 January 2008 Q1 2008 3 Highly Confidential KPN00082434

Mergers & Acquisitions WORK IN PROGRESS kpn Strategic rationale Acquisition rationale to SvB(1) Creation of Tier 1 wholesale player with the ambition to become a top three carrier Complementary sales forces and network footprints to generate new sales Cost synergies via scale and operational efficiencies Knowledge and client base sharing to gain access to new markets Growth strategy via solid balance sheet and cash flow Carrier business dependent on scale and efficiency, acquire/partner or “get out” Current situation Greater scale achieved Achieved, but sales down (14.5% decline YoY for Q4 08) Expected synergies are being realized with some delay Teams have been integrated, cross-selling in progress With trading traffic declining, financial profile potentially at risk Scale achieved, efficiency improvements still underway Q1 2008 4 Highly Confidential KPN00082435

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kpn

Market developments


Total market traffic

Source: TeleGeography


RAISE YOUR VOICE
iBasis Among the Largest Carriers

Source: iBasis Investor Presentation (www.ibasis.com)


iBasis Traffic
On Track
Off Track

Source: iBasis Business update Board Meeting, February 5, 2008

- International wholesale traffic is still growing, even in 2008 (approx. 10% in 2008)
- Celtic still one of the largest international wholesale carriers
- Celtic traffic stabilized in 2008 compared to 2007 at 24 billion minutes, therefore market share decreased
- Other market developments
  - VoIP share still growing
  - TDM share decreases, but overall still growing and substantial part of the overall business
  - Deregulation and increased competition has caused prices for long distance telephone service to steadily decline
  - Gross margins under pressure caused by (regional) operators

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KPN00082436

Mergers & Acquisitions WORK IN PROGRESS kpn Base case financials(1) 2010 and 2011 financials to be discussed with W&O finance Revenue Growth Gross margin Margin Operating expenses Operating EBITDA Margin Depreciation Operating EBIT Margin 2009E figures based on Celtic management projections Beginning in 2010, assumes: 2.1% compounded annual price decline 3.8% compounded annual growth in minutes 0.4% higher gross margin during forecast period No opex savings 1. Source: Years 2004PF - 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF Jefferies & Co. report dated 27 Jan 2009, 2008A 10-K 200B iBasis and 2009E - 2015E own estimations 2. Excludes goodwill impairment of $214 Q1 2008 6 Highly Confidential KPN00082437

Mergers & Acquisitions WORK IN PROGRESS kpn Performance improvement potential Base case valuation FY 2009 management plan as starting point From 2010, 2.1 % compounded annual price decline, 3.8% CAGR in minutes, 0.4% higher gross margin during forecast period. No opex savings Additional price decline Additional price erosion of 1% per year, resulting in 3.0% compounded annual price decline (vs. 2.1 % in base case) Additional growth in minutes Additional growth in traffic minutes of 1% per year, resulting in 4.7% CAGR in traffic (vs. 3.8% in base case) Gross margin improvement Additional gross margin improvement resulting in 1.4% higher gross margin during forecast period (vs. 0.4% higher in base case) Opex savings Assumes € 2 million of opex savings (vs. € 0 in base case) Q1 2008 7 Highly Confidential KPN00082438

Mergers & Acquisitions WORK IN PROGRESS kpn Performance improvement potential (cont’d) NPV in $ mn Potential downside / upside Base case 1% Additional price decline 1% Additional traffic growth 1% Additional gross margin improvement $ 2 mn Opex savings Potential valuation range Current equity value (1) Performance improvement potential 1. Equity value based on closing share price of $0.83 on 2 Apr 2009 and 71.2 mn shares outstanding Q1 2008 8 Highly Confidential KPN00082439

Mergers & Acquisitions WORK IN PROGRESS kpn Conclusion and next steps Preliminary value creation potential suggests that we should “hold on” to business Our beliefs Carrier business is non-core, however, we would like to remain active in the business for the coming years We think the market is currently undervaluing Celtic We believe performance can be improved and therefore value creation can be realized The likelihood of improving performance will increase with full ownership To be validated with Eelco / Joost Next steps Validate value creation potential Identify actions required to implement performance improvement Assess ownership structure going forward (see second presentation) Q1 2008 9 Highly Confidential KPN00082440

Mergers & Acquisitions [kpn logo] Appendix 10

Q12008	10

Highly Confidential	KPN00082441

Mergers & Acquisitions WORK IN PROGRESS kpn Appendix Q1 2008 10 Highly Confidential KPN00082441

Mergers & Acquisitions WORK IN PROGRESS kpn Operational and financial performance Traffic overview) Relative Growth·- Total Trading Minutes Revenues ($ mn) Reported results Business plan(1) Equity research(2) Share price overview(3) EBITDA ($mn) Reported results Business plan(1) Equity research(2) 1. Business Plan Celtic 2008 2. Jefferies and Company 3. NASDAQ index rebased to Celtic share price of $5.49 on 1 January 2006 Q1 2008 11 Highly Confidential KPN00082442

Mergers & Acquisitions WORK IN PROGRESS kpn Public valuation development of (non-)KPN stake Non-KPN stake currently valued at €16.5 mn, perhaps undervalued Value of remaining stake is now $25.8 mn (€19.5 mn) Last Jefferies target price of $1.25 per share (Feb. 2009) represents 50% premium to share price as of 2 April 2009 Share price as of 2 April 2009 Last Jefferies target price (Feb. ‘09, $1.25 per share) 1. Closing date was 1 October 2008, acquisition value assumed to be post-dividend market capitalization Q1 2008 12 Highly Confidential KPN00082443

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kpn

Financial comparison



$ mn
Revenue
894
1,141
1,299
1,381
1,324
1,317
1,257
1,336
1,275
1,355
1,288
1,373
1,304
1,391
1,316
1,414
1,328
1,440
N.A.
2004A
2005A
2006A
2007A
2008A
2009E
2010E
2011E
2012E
2013E
2014E
2015E
Base case(1) Jefferies and Co.(2)



$ mn
Gross margin
121
103
133
142
136
130
133
128
137
130
138
135
141
142 142
144 143
147
N.A.
2004A
2005A
2006A
2007A
2008A
2009E
2010E
2011E
2012E
2013E
2014E
2015E
Base case(1) Jefferies and Co.(2)

1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009
2. Jefferies & Co. report dated 27 January 2009

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KPN00082444

Mergers & Acquisitions WORK IN PROGRESS kpn Financial comparison (cont’d) $ mn EBITDA 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Base case(1) Jefferies and Co.(2) $ mn Cash flow(3) 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Base case(1) Jefferies and Co.(2) 1. Actual figures for 2004 —2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009 2. Jefferies & Co. report dated 27 January 2009 3. Defined as  Q1 2008 14 Highly Confidential KPN00082445

Mergers & Acquisitions

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kpn

Financial comparison (cont'd)


Gross margin
16%
14%
12%
10%
8%
2004A
2005A
2006A
2007A
2008A
2009E
2010E
2011E
2012E
2013E
2014E
2015E
12.1%
9.1%
10.3%
10.2%
10.3%
10.8%
10.2%
Base case (1)
Jefferies and Co. (2)


EBITDA margin
10%
8%
6%
4%
2%
0%
2004A
2005A
2006A
2007A
2008A
2009E
2010E
2011E
2012E
2013E
2014E
2015E
4.7%
3.8%
3.2%
3.0%
2.7%
3.3%
3.4%
Base case (1)
Jefferies and Co. (2)

1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2008. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009
2. Jefferies & Co. report dated 27 January 2009

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Mergers & Acquisitions

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kpn

Jefferies and Co. forecast[1]

($ mm)	2004PF	2005PF	2006PF	2007PF	2008A	2009E	2010E	2011E	2012E	2013E	2014E
Revenues	994.7	1,140.4	1,288.9	1,388.5	1,323.4	1,257.1	1,275.4	1,289.2	1,303.6	1,316.1	1,329.5
Growth		14.7%	12.9%	7.7%	-4.6%	(5.0%)	1.5%	1.1%	1.1%	1.0%	0.9%
Gross margin	120.5	103.3	133.4	142.4	136.3	133.4	137.4	139.0	140.6	142.0	143.4
Margin	12.1%	9.1%	10.3%	10.2%	10.3%	10.6%	10.8%	10.8%	10.8%	10.8%	10.8%
Operating expenses	57.2	64.4	72.5	90.1	94.6	95.6	96.3	97.8	98.9	99.9	100.9
Operating EBITDA	63.4	38.9	60.9	52.3	41.8[2]	37.9	40.8	41.2	41.7	42.1	42.5
Margin	6.4%	3.4%	4.7%	3.8%	3.2%	3.0%	3.2%	3.2%	3.2%	3.2%	3.2%
Depreciation	34.5	18.8	17.4	n.a.	37.0	37.3	32.9	33.3	31.2	28.8	27.6
Operating EBIT	38.8	20.1	43.4	n.a.	10.3[2]	5.6	7.7	7.8	10.4	13.3	15.0
Margin	3.9%	1.8%	3.3%	n.a.	0.8%	0.4%	0.6%	0.6%	0.8%	1.0%	1.1%
Capex	(7.5)	(6.2)	(14.8)	n.a.	(16.0)[2]	(15.0)	(18.0)	(21.0)	(24.0)	(26.3)	(28.3)
EBITDA - Capex	55.8	32.6	46.1	n.a.	25.7[2]	22.8	22.6	20.2	17.7	15.8	14.2

Jefferies DCF valuation	
WACC	15%
Terminal growth rate	0%
PV Terminal Value	20.3
Firm Value ($ mm)	84.0
Net debt (cash)	(11.0)
Equity value	105.0
Public market discount	15%
Public market equity value	89.3

1. Source: Years 2004PF – 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF and 2009E – 2015E Jefferies & Co. report dated 27 Jan 2009 and 2008A 10-K 2008 Basis
2. Excludes goodwill impairment of $ 214.8 mm

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kpn

Base case financials[1]

2010 and 2011 financials and valuation to be discussed with W&O finance

$ mil	2004PF	2005PF	2006PF	2007PF	2008A	2009E	2010E	2011E	2012E	2013E	2014E	2015E
Revenue	984.2	1,140.5	1,296.3	1,390.8	1,323.6	1,317.3	1,335.9	1,354.5	1,372.9	1,391.2	1,414.0	1,440.4
Growth		16.7%	13.0%	7.1%	(4.8%)	(0.5%)	1.4%	1.4%	1.4%	1.3%	1.6%	1.9%
Gross margin	119.5	103.3	133.4	142.4	135.3	121.7	128.4	129.9	135.0	142.0	144.3	147.0
Margin	12.1%	9.1%	10.3%	10.2%	10.3%	9.3%	9.5%	9.6%	9.8%	10.2%	10.2%	10.2%
Operating expenses	67.2	64.4	72.5	90.1	94.0	93.0	92.6	93.0	95.1	96.2	96.7	97.7
Operating EBITDA	52.4	38.9	60.9	52.3	42.3[2]	30.7	35.5	36.8	39.9	45.8	47.6	49.3
Margin	5.4%	2.4%	4.7%	3.8%	3.2%	2.0%	2.7%	2.7%	2.9%	3.3%	3.4%	3.4%
Depreciation	24.6	18.8	17.4	n.a.	32.0	30.0	29.4	31.4	28.5	29.9	31.0	37.0
Operating EBIT	38.8	20.4	43.5	n.a.	10.3[2]	0.7	(3.9)	4.3	11.3	16.0	16.6	30.3
Margin	3.9%	1.8%	3.3%	n.a.	0.8%	0.1%	(0.3%)	0.3%	0.8%	1.0%	1.5%	2.2%
Capex	(7.5)	(8.3)	(14.0)	n.a.	(16.0)	(15.0)	(15.3)	(16.1)	(17.4)	(18.2)	(17.6)	(17.6)
EBITDA - Capex	55.8	30.6	46.5	n.a.	26.3[2]	24.7	20.5	20.8	22.5	27.6	30.0	31.7

Base case valuation	
WACC	10%
Terminal growth rate	2%
PV Terminal Value	65.8
Firm Value ($ mil)	140.7
Net debt (cash)	(27.0)
Equity value	167.7

1. Source: Years 2004PF – 2006PF Volcano Supervisory Board presentation dated 8 Dec 2006, 2007PF Jefferies & Co. report dated 27 Jan 2009, 2008A 10-K 2008 iBasis and 2009E – 2015E own estimations
2. Excludes goodwill impairment of $ 214.8 mn

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KPN00082448